SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☐ Preliminary proxy statement ☒ Definitive proxy statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to Rule 14a-ll(c) or Rule 14a-12	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

ITRON, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement no.:

(3) Filing Party

(4) Date Filed:

Your prompt return of the enclosed proxy card will save the postage expense of additional mailings. Your immediate attention to these materials is greatly appreciated.

April 1, 2004

Dear Shareholder:

On behalf of the Board of Directors, I invite you to attend the Itron, Inc. 2004 Annual Meeting of Shareholders. We hope you can join us. The annual meeting will be held:

At:	Principal Executive Offices of the Company Itron, Inc. — in the Atrium 2818 North Sullivan Road Spokane, Washington 99216

On:	Thursday, May 6, 2004

Time:	8:00 a.m., local time

For our shareholders’ convenience, we will provide a continental breakfast beginning at 7:30 a.m. At this time, shareholders will also have an opportunity to meet personally with our directors and officers to discuss any questions they may have. The annual meeting will begin promptly at 8:00 a.m. The Notice of Annual Meeting of Shareholders, the Proxy Statement and our Annual Report on Form 10-K accompany this letter.

We know that many of our shareholders will be unable to attend the annual meeting. We are soliciting proxies so that each shareholder has an opportunity to vote on all matters that are scheduled to come before the shareholders at the annual meeting. Whether or not you plan to attend, please take the time now to read the proxy statement and vote your shares by signing, dating and returning your proxy card promptly in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised. Regardless of the number of Itron shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

At the time of this mailing, our glossy annual reports are not yet available. To request our 2003 Annual Report be mailed to you when it is available, please visit our website at www.itron.com, About Itron, Investor Relations, and complete the Investor Information Request form.

Thank you for your continuing interest in Itron. We look forward to seeing you at our annual meeting.

Sincerely,

LeRoy D. Nosbaum Chairman and Chief Executive Officer

Itron, Inc., P.O. Box 15288, Spokane, Washington 99215-5288; (509) 924-9900 or (800) 635-5461

ITRON, INC.

2818 North Sullivan Road

Spokane, Washington 99216

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 6, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Itron, Inc. will be held at the principal executive offices of Itron, Inc., in the Atrium, at 2818 North Sullivan Road, Spokane, Washington, at 8:00 a.m., local time, on Thursday, May 6, 2004, for the following purposes:

(1)	to elect three directors,

(2)	to approve an amendment to the Amended and Restated 2000 Stock Incentive Plan including an increase in the number of shares authorized under the plan, and

(3)	to transact any other business that may properly come before the annual meeting.

The Board of Directors has established the close of business on February 27, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.

All shareholders are cordially invited to attend the annual meeting in person.

To ensure representation at the annual meeting, shareholders are urged to mark, sign, date and return the enclosed proxy as promptly as possible, even if they plan to attend the annual meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for this purpose. Any shareholder attending the annual meeting may vote in person even if that shareholder has returned a proxy.

By order of the Board of Directors,

MariLyn R. Blair Corporate Secretary

Spokane, Washington

April 1, 2004

PROXY STATEMENT

This proxy statement is being furnished to shareholders of Itron, Inc. in connection with the solicitation by the Board of Directors of proxies for use at the 2004 Annual Meeting of Shareholders. The meeting will be held at the principal executive offices of Itron, Inc. (“Itron” or the “Company”), in the Atrium, at 2818 North Sullivan Road, Spokane, Washington, at 8:00 a.m., local time, on Thursday, May 6, 2004, for the purposes listed in the accompanying Notice of Annual Meeting of Shareholders. We expect to mail this proxy statement and accompanying proxy to our shareholders on or about April 1, 2004.

Matters to Be Considered at the Annual Meeting

At the annual meeting, we will consider and vote on the following matters:

(1)	the election of three directors for terms of three years (until 2007),

(2)	the approval of an amendment to the Amended and Restated 2000 Stock Incentive Plan including an increase in the number of shares authorized under the plan, and

(3)	such other business that may properly come before the annual meeting.

Record Date and Outstanding Shares

Holders of record of our common stock at the close of business on February 27, 2004, are entitled to notice of, and to vote at, the annual meeting. On the record date, there were 20,669,361 shares of our common stock outstanding. Each of our directors and executive officers plans to vote or direct the vote of all shares of common stock over which he or she has voting control in favor of the election of the nominees for director and approval of the Amended and Restated 2000 Stock Incentive Plan.

Revocability of Proxies

Shares represented at the annual meeting by properly signed proxies in the accompanying form will be voted at the annual meeting in accordance with the instructions given in the proxy. A shareholder may revoke a proxy given by the shareholder for use at the annual meeting at any time before the vote. A proxy may be revoked by:

•	submitting a later-dated proxy for the same shares at any time before the proxy is voted,

•	delivering written notice of revocation to the Corporate Secretary of Itron at any time before the vote, or

•	attending the annual meeting and voting in person.

Mere attendance at the annual meeting will not revoke a proxy.

If the annual meeting is postponed or adjourned for any reason, at any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the annual meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous meeting.

Quorum and Voting

Each shareholder will be entitled to one vote per share of common stock held on each matter to be voted on. The presence at the annual meeting, in person or represented by proxy, of holders of a majority of the outstanding common stock on the record date will constitute a quorum. Abstentions and broker nonvotes on any of the proposals to be voted on will be counted for purposes of determining the presence of a quorum.

With respect to the election of directors, the nominees receiving the greatest number of votes duly cast will be elected as directors. Holders of common stock are not entitled to cumulative votes in the election of directors. Abstentions from voting on this matter will have no effect on its outcome because abstentions do not represent votes cast by shareholders in favor of any nominee. There will be no broker nonvotes on the election of directors because brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares in this matter.

The proposal to approve the amendment to the Amended and Restated 2000 Stock Incentive Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal. Abstentions from voting and broker nonvotes on the plan proposal will not affect the outcome of the proposal because abstentions and broker nonvotes do not represent votes cast by shareholders either for or against plan proposals.

Proxy Solicitation Costs

We have retained Georgeson Shareholder Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey, to aid in the solicitation of proxies. We will bear the cost of such solicitation of proxies, which we estimate will be approximately $6,000 plus expenses. Proxies may be solicited by personal interview, mail, telephone or facsimile. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation materials to the beneficial owners. Our directors, officers and employees may also solicit proxies, without additional compensation, personally or by telephone.

ITEM 1 — ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, with each director generally holding office for a three-year term or until his or her successor has been elected and qualified. At the annual meeting three directors are to be elected for a term of three years (until 2007) or until his or her successor is duly elected and qualified. Unless authority is withheld, the persons named as proxies in the accompanying proxy, will vote for the election of the nominees listed below. The Board of Directors has no reason to believe that any of these nominees will be unable to serve as a director. If any of the nominees becomes unavailable to serve, however, the persons named as proxies will have discretionary authority to vote for a substitute nominee. Michael J. Chesser, who has served as a director since 1999, and Stuart Edward White, who has served as a director since 1996, are retiring.

Nominees to Serve Until 2007

Sharon L. Nelson (age 56) has been a director of Itron since March 2003. Ms. Nelson is the chief of the Consumer Protection Division of the Washington State Attorney General’s Office. Ms. Nelson serves on the Board in her individual capacity rather than as a representative of the Attorney General’s Office. Prior to assuming her current role, she was director of the Shidler Center for Law, Commerce and Technology, University of Washington. In addition, Ms. Nelson was a consultant to both corporations and nonprofit organizations, specializing in advice on public policy and regulation. She has extensive experience with issues affecting the utility industry, having served as both chairman of the Washington Utilities and Transportation Commission and president of the National Association of Regulatory Utility Commissioners. She currently serves as chair of the Board of Directors of Consumers Union, is a member of the Board of Trustees of the North American Electric Reliability Council (NERC) and sits on the National Energy Policy Commission, which is funded by the Hewlett Foundation.

Thomas S. Glanville (age 45) has been a director of Itron since 2001. Mr. Glanville is managing partner of Eschelon Advisors, LP, based in Houston, Texas. Eschelon provides financial, operating, and strategic advice to energy/utility industry principals. From 1999-2002, Mr. Glanville served as vice president of technology and new ventures for Reliant Energy, Inc. (“Reliant”), one of the world’s largest international energy services companies, and its affiliate, Reliant Resources, Inc. Mr. Glanville first joined Reliant in 1998 as vice president of corporate development. He also served as president of Reliant Energy Ventures, Inc., and of Reliant Energy Communications, Inc.

LeRoy D. Nosbaum (age 57) has been a director and chief executive officer of Itron since March 2000 and chairman of the board since May 2002. Mr. Nosbaum joined Itron in March 1996 and had executive responsibilities covering manufacturing, product development, operations and marketing before being promoted to president and chief executive officer. Before joining Itron, Mr. Nosbaum was executive vice president and general manager of Metricom, Inc.’s UtiliNet Division, and he held a variety of positions with Metricom from 1989 to 1996. Prior to joining Metricom, he was employed by Schlumberger, Ltd. and Sangamo Electric for 20 years.

Continuing Directors

Michael B. Bracy (age 62) has been a director of Itron since 1992. Mr. Bracy’s term as a director expires in 2006. Until his retirement in August 1997, Mr. Bracy was executive vice president, chief financial officer and a director of NorAm Energy Corp. (“NorAm”), previously known as Arkla, Inc., an integrated natural gas company engaged in gathering and processing natural gas, inter-and intra-state pipeline transportation, and retail natural gas distribution. After joining NorAm in 1984, he held various executive positions, including chief executive officer of the Arkla Pipeline Group. Before joining NorAm, Mr. Bracy served as executive vice president and chief financial officer of El Paso Natural Gas Company, which he joined in 1977. Mr. Bracy is also a director of GulfTerra Energy Partners, L.P., a publicly traded limited partnership.

Ted C. DeMerritt (age 71) has been a director of Itron since 1994. Mr. DeMerritt’s term as a director expires in 2005. Until his retirement in 1998, Mr. DeMerritt was chairman of the board and chief executive officer of Olsy North America (formerly ISC Systems Corporation), which develops and implements system solutions for the financial services and retail industries. From 1963 to 1980, he was employed at Sacramento Savings and Loan Association, where he served as controller/senior vice president in charge of the Savings and Operations division. Mr. DeMerritt is also a trustee of the Washington State University Foundation.

Jon E. Eliassen (age 56) has been a director of Itron since 1987. Mr. Eliassen’s term as a director expires in 2005. Mr. Eliassen is president and chief executive officer of the Spokane Area Economic Development Council. Prior to joining the Council, he held numerous positions within Avista Corporation, an energy company involved in the production, transmission and distribution of energy, before retiring in April 2003 as senior vice president and chief financial officer, a position he held since 1986. He is a member of the board of directors of the Washington Technology Center and the Spokane Intercollegiate Research & Technology Institute. He also is a director of NVA Holdings, LLC and immediate past chair of the Western Energy Institute.

Thomas S. Foley (age 74) has been a director of Itron since 2002. Ambassador Foley’s term as a director expires in 2006. Ambassador Foley is a partner in the law firm of Akin, Gump, Strauss, Hauer & Feld and he is currently the chairman of the Trilateral Commission. From 1997 to 2001, Ambassador Foley served as the 25th U.S. ambassador to Japan. Ambassador Foley represented Washington State’s Fifth Congressional District from 1965-1995 and served as the Majority Leader from 1987 until his election as Speaker of the House on June 6, 1989, a position he held until 1995.

Robert D. Neilson (age 47) has been a director of Itron since 2002. Mr. Neilson’s term as a director expires in 2005. Mr. Neilson has been with Itron since 1983 and was named president in October 2001 and chief operating officer in March 2000. From 1997 to 2000, he was vice president, strategy and business development and from 1993 to 1997, vice president, marketing.

Mary Ann Peters (age 59) has been a director of Itron since 1994. Ms. Peters’ term as a director expires in 2006. Ms. Peters is managing director of McGillicuddy and Peters, a business and marketing consultancy she founded in 1984. She began her marketing career with International Business Machines Corporation in 1972 and subsequently held a variety of marketing positions with General Electric Company, Wells Fargo and Company, Inc., Atari Corp. and Apple Computer, Inc.

Graham M. Wilson (age 58) has been a director of Itron since 1990. Mr. Wilson’s term as a director expires in 2006. Mr. Wilson is currently chairman of GraWil Consultants Inc., a management and financial consultancy. Prior to March 2002, Mr. Wilson was employed by Westcoast Energy Inc., an integrated energy company, since 1988, where he was executive vice president and chief financial officer, and president and CEO, Services. From 1983 to 1988, he was vice president, finance and administration of Petro-Canada Inc. Mr. Wilson is also a director of CellFor Inc., Chrysalix Energy Management Inc., Inflazyme Pharmaceuticals Ltd., British Columbia Ferries Services Inc., Lightning Energy Inc., and a trustee of Calpine Power Income Fund and Hardwoods Distribution Income Trust.

The Board of Directors recommends that you vote FOR the election of the three nominees for director.

Compensation of Directors

During 2003, our nonemployee directors received an annual retainer of $30,000 with $12,000 paid in cash and $18,000 paid with Itron common stock issued under the Amended and Restated 2000 Stock Incentive Plan. In 2004, the annual retainer increases to $50,000 with $30,000 paid in cash and $20,000 paid with Itron common stock. Also during the last half of 2003 the directors approved an annual retainer of $4,000 to be paid to the members of the Audit/Finance Committee. For 2003 the amount was prorated and Messrs. DeMerritt, Eliassen, Glanville and Wilson received payment of $2,000 for their service on this Committee. In 2004, the annual retainer for the Audit/Finance Committee increases to $8,000 paid all in cash. In 2003, each of our Board Committee Chairs received an option grant of 1,250 shares in Itron common stock. In 2004, Board Committee Chairs will receive $10,000 paid half in cash and half in Itron common stock.

In 2003, pursuant to a program adopted by the Board of Directors under the Amended and Restated 2000 Stock Incentive Plan, new nonemployee directors received (a) an initial option grant to purchase 10,000 shares of the Company’s common stock as of the date of the director’s initial election or appointment to the Board and (b) each of our nonemployee directors receives an annual option grant to purchase 8,000 shares of the Company’s common stock immediately following each year’s annual meeting. In 2004, the initial option grant will decrease to 5,000 shares and annual option grants will decrease to 2,500 shares.

Information on Committees of the Board of Directors, Meetings and Corporate Governance

In March, 2003, the Board of Directors appointed Jon Eliassen as lead director. In that capacity, Mr. Eliassen has day-to-day contact with our management, advising Mr. Nosbaum and others on a broad range of matters. He has also taken on corporate governance activities for the Board of Directors.

The Board of Directors has established an Audit/Finance Committee, a Compensation Committee and a Corporate Governance Committee. The current charters of each of these committees are available on our Internet site, www.itron.com, Investor Relations, Corporate Governance.

The Audit/Finance Committee monitors our accounting practices, internal accounting controls and financial results and engages our independent auditors. The charter of the Audit/Finance Committee as amended is set forth as Appendix B to this proxy statement. The Audit/Finance Committee members are Ted DeMerritt, Jon Eliassen, Tom Glanville and Graham Wilson, who serves as chairman. All of the members of the Audit/Finance Committee are “independent” in accordance with applicable rules promulgated by the Securities and Exchange Commission (the “SEC”) and NASDAQ listing standards. The Board of Directors has determined that Messrs. DeMerritt, Eliassen, Glanville and Wilson are each an “audit committee financial expert” as defined in Section 401(h) of Regulation S-K promulgated by the SEC under the Exchange Act. The Audit/Finance Committee held eight meetings during 2003.

The Compensation Committee is responsible for setting compensation levels for our executive officers, overseeing the administration of various incentive compensation and benefit plans and performing any other functions regarding compensation that the Board of Directors may delegate. The members of the Compensation Committee are Sharon Nelson, Mary Ann Peters and Mike Bracy, who serves as chairman. All of the members of the Compensation Committee are “independent” in accordance with applicable rules promulgated by the SEC and NASDAQ listing standards. The Compensation Committee held five meetings during 2003.

The Corporate Governance Committee is responsible for reviewing corporate governance issues, soliciting recommendations for candidates for the Board of Directors, making recommendations to the Board regarding such candidates, and reviewing and making recommendations to the Board with respect to candidates for directors proposed by shareholders. The members of the Corporate Governance Committee are Tom Foley, Sharon Nelson, Mary Ann Peters and Jon Eliassen, who serves as chairman. All of the members of the Corporate Governance Committee are “independent” in accordance with applicable rules promulgated by the SEC and NASDAQ listing standards. The Corporate Governance Committee held four meetings during 2003.

There were eight Board of Directors meetings in 2003. Each of the directors attended at least 75% of the meetings of the Board and of each committee on which he or she was a member, except for Mike Chesser and Tom Foley who attended less than 75% of the aggregate Board and Committee meetings. The Company currently does not have a policy regarding director attendance at the annual shareholder’s meeting. However, the Company does schedule the annual meeting of the Board of Directors to follow the annual shareholder’s meeting.

Corporate Governance Guiding Principles

The Company has adopted Corporate Governance Guiding Principles, which are set forth in Appendix C and which are available on our internet site, www.itron.com, Investor Relations, Corporate Governance.

Code of Conduct and Ethics

The Company has adopted a code of conduct and ethics that applies to its directors, officers and employees, including the chief executive officer and chief financial officer, and it is posted on the Company’s website, www.itron.com, Investor Relations, Corporate Governance. The Company intends to satisfy any future disclosure requirement under Item 10 of Form 8-K regarding an amendment to or waiver from application of the code of ethics, provisions of the code of conduct, that applies to the chief executive officer or the chief financial officer, by posting such information on its website, www.itron.com.

Director Nominations and Qualification

In accordance with the Company’s Amended and Restated Bylaws, to nominate a director for election to the Board of Directors at an annual meeting of shareholders, a shareholder must deliver written notice of such nomination to the Secretary of the Company not fewer than 60 days nor more than 90 days prior to the date of the annual meeting (or if less than 60 days’ notice or prior public disclosure of the date of such annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made). The notice of a shareholder’s intention to nominate a director must include:

•	the name and address of the shareholder;

•	a representation that the shareholder is entitled to vote at the meeting at which directors will be elected;

•	a statement of the number of shares of the Company that are beneficially owned by the shareholder;

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

and the following information with respect to the person nominated by the shareholder:

•	name and address;

•	other information regarding such nominee as would be required in a proxy statement filed pursuant to applicable rules promulgated by the SEC; and

•	a description of any arrangements or understandings between the shareholder and the nominee and any other persons (including their names), pursuant to which the nomination is made; and

•	the consent of each such nominee to serve as a director if elected.

The Chairman of the Board, other directors or senior management of the Company may also recommend director nominees. The Corporate Governance Committee will evaluate director nominees, including nominees that are submitted to the Company by a shareholder, taking into consideration certain criteria including the nominee’s understanding of the Company’s financial objectives, strategies, risks and growth opportunities in view of the nature of the Company, its stage of development, its future strategic vision and its current business needs. In addition, directors must have sufficient time available to carry out their Board duties and responsibilities effectively.

Shareholder Communications with the Board

Shareholders may contact the Board of Directors as a group or an individual director by email addressed to boardofdirectors@itron.com.

Shareholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. Shareholder communications sent by email are delivered directly to the secretary of the Company, who will forward such communications to the specified director addressees. Shareholders may also write to any committee chair or individual director or as a group c/o Corporate Secretary, Itron, Inc., 2818 N. Sullivan Road, Spokane, WA 99216.

Shareholders wishing to submit proposals for inclusion in the proxy statement relating to the 2005 annual shareholders meeting should follow the procedures specified under “Shareholder Proposals for 2005” below. Shareholders wishing to nominate directors should follow the procedures specified under “Director Nominations and Qualifications.”

ITEM 2 — APPROVAL OF AMENDMENTS TO THE AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN INCLUDING AN INCREASE IN AUTHORIZED SHARES AND FOR PURPOSES OF SECTION 162(m)

The Board of Directors has adopted an amendment to the Amended and Restated 2000 Stock Incentive Plan (the “Plan”), subject to shareholder approval, that increases the number of shares reserved for issuance under the Plan by 700,000 shares, from 3,225,000 to 3,925,000 shares. As of February 27, 2004, approximately 235,192 shares of our common stock remained available for grant under the Plan. The Board believes that adding more shares to the Plan will promote the interests of Itron and its shareholders by assisting us in attracting, retaining and stimulating the performance of individuals who make substantial contributions to our growth and success. The Board further believes that stock ownership helps align employee interests with shareholder value creation.

The Board has also adopted an amendment to the Plan, subject to shareholder approval, to provide for the grant of performance awards. Performance awards may be denominated in cash (performance units) or shares of our common stock (performance shares), and may be payable in cash or shares (or a combination of cash and shares) upon the attainment of performance goals and other terms and conditions specified by the Plan administrator. These amendments will facilitate the Long-Term Performance Plan (“LTPP”) award program described in the “Compensation Committee Report” on page 17 of this proxy statement and under “Long-Term Incentive Plan Awards in 2003” on page 16 of this proxy statement.

Pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), in order for us to be able to deduct compensation in excess of $1 million paid in any year to our chief executive officer or our four other most highly compensated executive officers (within the meaning of Section 162(m)), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals for the compensation be approved by our shareholders. In connection with implementation of the LTPP program, the Board of Directors has adopted amendments to the Plan for purposes of Section 162(m), subject to shareholder approval, including to (a) expand the list of performance criteria to which stock awards and performance awards may be subject for the purpose of qualifying awards as performance-based under Section 162(m), and (b) establish individual maximum amounts that may be granted to any individual under the Plan during any calendar year period of up to $1 million in dollar value for performance unit awards and up to 300,000 shares of common stock for stock options, stock awards and performance share awards (with additional one-time grants of up to 600,000 shares to newly hired individuals in any fiscal year), to the extent such limitations are required for compliance with Section 162(m).

A copy of the Plan, as proposed to be amended and restated subject to shareholder approval, is attached to this proxy statement as Appendix A. The following description of the Plan is a summary and does not purport to be fully descriptive. Please refer to Appendix A for more detailed information.

Description of the Amended and Restated 2000 Stock Incentive Plan

Awards.    The Plan allows us to grant incentive and nonqualified stock options, shares of common stock or units denominated in common stock, performance shares and performance units. Awards may consist of one or more of these grant types.

Stock Subject to the Plan.    A maximum of 3,925,000 shares of common stock are authorized for issuance under the Plan, as amended and restated. Prior to the Board’s approval of the increase in the number of shares reserved under the Plan, 3,225,000 shares were authorized for issuance. Under the Plan no more than 300,000 shares may be issued as awards other than stock options. The previous limits are all adjusted automatically for stock splits and similar events.

Any shares of common stock that have been made subject to an award that cease to be subject to the award (generally because the award terminates or expires), other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in vested and nonforfeitable shares, will be available for future issuance in connection with future grants under the Plan.

Administration.    Our Compensation Committee administers the Plan (the “plan administrator”), unless the Board of Directors appoints another committee to administer the Plan. Subject to the terms of the Plan, the plan administrator selects the individuals to receive awards, determines the terms and conditions of all awards and interprets the provisions of the Plan. Committee members administering the Plan serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may also authorize one or more senior executive officers to grant awards under the Plan to designated classes of eligible persons, within limits set by the Board.

Except for adjustments to reflect stock splits and similar events, the plan administrator may not, without shareholder approval, cancel an outstanding stock option for the purpose of replacing or regranting the option with an exercise price that is less than the exercise price of the original option or amend an outstanding option for the purpose of reducing the exercise price. The plan administrator also may not grant a stock option with any feature that allows for the automatic grant of a new option upon the exercise of the original option, a “reload,” nor may the plan administrator amend or modify any outstanding option to provide such a feature.

Eligible Participants.    Awards may be granted to those officers, employees, consultants and independent contractors of Itron and our subsidiaries that the plan administrator selects. In consideration of services provided as members of the Board of Directors, nonemployee directors receive stock awards and stock options under the Plan. These stock awards and stock options are described under “Compensation of Directors” on page 4 of this proxy statement. As of February 27, 2004, approximately 1,300 employees and all our nonemployee directors were eligible to participate in the Plan.

Stock Options.    Options granted under the Plan may be incentive stock options (as defined in Section 422 of the Code) or nonqualified stock options. Under the Plan, the exercise price for each option is determined by the plan administrator, but cannot be less than 100% of the common stock’s fair market value on the date of grant (or 110% of fair market value in the case of a more than 10% shareholder). For purposes of the Plan, “fair market value” means the closing sales price for our common stock as reported by the NASDAQ Stock Market for a single trading day. As of February 27, 2004, the closing sales price of our common stock was $19.12 per share.

The exercise price for shares purchased under options must be paid by cash or check, except that the plan administrator may authorize payment in any combination of cash or check, shares of already owned common stock, and, to the extent permitted by law, a promissory note, or broker-assisted cashless exercise, or such other consideration as the plan administrator may permit.

Unless the plan administrator determines otherwise, the term of each option is ten years from the date of grant, and the option vests at a rate of 25% per year over a four-year period. The plan administrator determines how long options will remain exercisable following an optionee’s termination of employment or services. Unless the plan administrator determines otherwise, options vested as of the date of termination by reason of death, disability or retirement generally will be exercisable for one year after the date of such termination and for three months after all other terminations. If an optionee is terminated for cause, the options terminate upon the participant’s notification of such termination.

Stock Awards.    The plan administrator is authorized to make awards of common stock or awards denominated in units of common stock to participants on such terms and conditions and subject to such restrictions as the plan administrator may determine (whether based on periods of continuous service with Itron or performance goals).

Performance Share and Performance Unit Awards.    The plan administrator may grant performance shares, which are units valued by reference to shares of our common stock, and performance units, which are units valued by reference to property other than our common stock. Performance criteria relating to any performance share or performance unit award are determined by the plan administrator. Performance share or performance unit awards may be paid entirely or in any combination of cash or our common stock, in the discretion of the plan administrator.

Performance-Based Compensation under Section 162(m).    The plan administrator may determine that awards of performance shares, performance units, restricted stock and restricted stock units under the Plan will be made subject to the attainment of performance goals relating to one or a combination of business criteria for purposes of qualifying the award under of Section 162(m) of the Code. These business criteria include: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics. Any performance criteria may be used to measure the performance of the Company as a whole or any business unit of the Company. The plan administrator may adjust downwards, but not upwards, the amount payable pursuant to such awards and may not waive the achievement of the applicable performance goals except in the case of the death or disability of the participant.

The maximum amount of shares of our common stock subject to stock options, stock awards and performance share awards intended to qualify as performance-based awards under Section 162(m) of the Code, that may be granted to any individual under the Plan during any calendar year period, is 300,000 shares of our common stock, except that we can make additional one-time grants of up to 600,000 shares to newly hired individuals in any fiscal year, such limits being subject to automatic adjustment for stock splits and similar events. The individual maximum dollar value payable with respect to performance units, to any individual under the Plan during any calendar year period, is limited to $1 million.

Transferability.    Except as otherwise determined by the plan administrator and to the extent permitted by Section 422 of the Code, awards are not assignable or transferable other than by will or the laws of descent, except that a participant may designate a beneficiary who may exercise an award or receive payment under an award after the participant’s death. During the participant’s lifetime, awards may be exercised only by the participant.

Adjustment of Shares.    In the event of stock dividends, stock splits, spin-offs or similar changes in our corporate or capital structure, the plan administrator, in its sole discretion, will make equitable adjustments in (a) the maximum number and kind of securities subject to the Plan and the maximum number and kind of securities that may be made subject to awards to any participant, (b) the number and kind of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid therefor, and (c) the number and kind of securities automatically granted pursuant to a formula program established under the plan. Such adjustments will not be deemed an option repricing under the Plan.

Corporate Transactions.    If certain corporate transactions occur, such as a merger, consolidation, sale, lease, exchange or transfer of all or substantially all of our assets (“corporate transactions”), a successor company or its parent, will either assume all outstanding options or issue equivalent substitute options to purchase common stock of the successor company or its parent. Except for certain related party transactions (such as a reincorporation of Itron or a merger in which the shareholders immediately prior to the merger hold at least a majority of the shares in the successor company or its parent), all options assumed or replaced by the successor company or its parent will become fully vested and exercisable regardless of whether the vesting requirements have been satisfied. If the successor company or its parent does not assume or replace outstanding options, all outstanding options will become 100% vested and exercisable immediately prior to the corporate transaction. In such case, the right to exercise options will terminate at the end of a specified time period, subject to completion of the corporate transaction.

In the event of a corporate transaction, shares subject to stock awards, except as provided in an award or other written agreement, will become fully vested and exercisable if and to the same extent that the vesting and exercisability of outstanding options accelerate in connection with the corporate transaction. The vesting and payout of performance shares and performance units in the event of a corporate transaction will be as determined by the plan administrator and reflected in the award agreement.

Termination and Amendment.    The Board of Directors may terminate or suspend the Plan at any time. The Board may also amend the Plan, subject to shareholder approval if such approval is required by applicable law or regulation. The Plan does not have a fixed expiration date, except that no incentive stock options may be granted more than ten years after the later of (a) the Plan’s adoption by the Board and (b) the adoption of any amendment to the Plan that constitutes a new plan for purposes of Section 422 of the Code.

Federal Income Tax Consequences.    The following is a summary of the material U.S. federal income tax consequences to us and to participants in the Plan. The summary is based on the Code and the U.S. Treasury regulations promulgated thereunder as in effect as of the date of this proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to participants in the Plan. Therefore, we strongly encourage participants to consult their own tax advisors as to the specific federal income tax or other tax consequences of their participation in the Plan.

Incentive Stock Options.    The incentive stock options granted under the Plan are intended to qualify for the favorable federal income tax treatment accorded “incentive stock options” under the Code. Generally, the grant or exercise of an incentive stock option does not result in any federal income tax consequences to the participant or to us. However, the exercise of an incentive stock option will generally increase the participant’s alternative minimum tax liability, if any.

The federal income tax consequences of a disposition of stock acquired through exercise of an incentive stock option will depend on the period such stock is held prior to disposition. If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date of exercise of the option, the participant will recognize long-term capital gain or loss in the year of disposition, equal to the difference between the amount realized on the disposition of the stock and the amount paid for the stock on exercise of the option.

Generally, if the participant disposes of the stock before the expiration of either of the statutory holding periods described above (a “disqualifying disposition”), the participant will recognize ordinary income equal to the lesser of (a) the excess of the fair market value of the stock on the date of exercise over the exercise price and (b) the excess of the amount realized on the disposition of the stock over the exercise price. Subject to certain limitations, to the extent the participant recognized ordinary income by reason of a disqualifying disposition, we generally will be entitled to a corresponding business expense deduction in the taxable year during which the disqualifying disposition occurs.

Generally, in the taxable year of a disqualifying disposition, the participant will also recognize capital gain or loss equal to the difference between the amount realized on the disposition of such stock over the sum of the amount paid for such stock plus any amount recognized as ordinary income by reason of the disqualifying disposition. Such capital gain or loss will be characterized as short-term or long-term, depending on how long the stock was held. Long-term capital gains generally are subject to lower tax rates than ordinary income and short-term capital gains.

Nonqualified Stock Options.    Generally, the grant of a nonqualified stock option will not result in any federal income tax consequences to the participant or to us. Upon exercise of a nonqualified stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the amount paid for the stock upon exercise of the option. Subject to certain limitations, we generally will be entitled to a corresponding business expense deduction equal to the ordinary income recognized by the participant.

Upon disposition of the stock, the participant will recognize capital gain or loss equal to the difference between the amount realized on the disposition of the stock over the sum of the amount paid for the stock plus any amount recognized as ordinary income upon exercise of the option. Such capital gain or loss will be characterized as short-term or long-term, depending on how long the stock was held.

Performance Shares, Restricted Stock and Stock Units.    A participant who receives an award of performance shares, restricted stock or stock units does not generally recognize taxable income at the time the award is granted. Instead, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (a) freely transferable or (b) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

A participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares on the date the award is granted. The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

Potential Limitation on Our Deductions.    Section 162(m) of the Code precludes a deduction for compensation paid to our chief executive officer and our four other most highly compensated executive officers to the extent that such compensation exceeds $1 million for a taxable year. If certain requirements are met, qualified performance-based compensation is disregarded for purposes of the $1 million limitation. We believe that the Plan has been structured in a manner that complies with Section 162(m) of the Code. Therefore, assuming certain requirements are met, amounts received by such executive officers pursuant to awards of options, performance-vested restricted stock or stock units, performance shares and performance units granted under Plan generally will be deductible.

New Plan Benefits.    A new plan benefits table, as described in the federal proxy rules, is not provided because all awards made under the Plan are discretionary. However, please refer to the tables “Option Grants in 2003” and “Long-Term Incentive Plan Awards in 2003” on pages 15 and 16 of this proxy statement, which set forth the grants made to our chief executive officer and our other four most highly compensated executive officers in the last fiscal year, and please refer to the description of grants made to our nonemployee directors in the last fiscal year under the heading “Compensation of Directors” on page 4 of this proxy statement.

The Board of Directors recommends that you vote FOR approval of the

Amendments to the Amended and Restated 2000 Stock Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives certain information about our equity compensation plans in effect as of December 31, 2003.

Plan Category	Number of Shares to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Issuance Under Equity Compensation Plans (excluding shares reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders	3,887,421	$13.22	203,471	(1)(2)(3)
Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	3,887,421	$13.22	203,471

(1)	Includes 10,852 shares available for purchase under the 2002 Employee Stock Purchase Plan (the “ESPP”). This number does not include 50,000 additional shares that became available for issuance under the ESPP on January 1, 2004 pursuant to an evergreen formula under which the number of shares authorized for purchase is increased annually on the first day of each fiscal year by a number of shares equal to the lesser of (a) 50,000 shares or (b) 0.5% of the outstanding shares of stock of the Company as of the end of the Company’s immediately preceding fiscal year on a fully diluted basis (assuming exercise of all outstanding options and warrants and conversion of all outstanding convertible preferred stock) and (c) a lesser amount determined by the Board of Directors.
(2)	Pursuant to a program adopted by the Board of Directors under the Amended and Restated 2000 Stock Incentive Plan, each of our nonemployee directors will receive (a) an initial option grant to purchase 5,000 shares of the Company’s common stock as of the date of the director’s initial election or appointment to the Board and (b) an annual option grant to purchase 2,500 shares of the Company’s common stock immediately following each year’s annual meeting. Our nonemployee directors also receive an annual retainer stock award having a value equal to $20,000 in fair market value of the Company’s common stock, in lieu of cash payment of a portion of their retainer. A nonemployee chairman of the board and each non-employee committee chair also receive an annual retainer stock award of $5,000 in fair market value of the Company’s common stock in lieu of cash payment of a portion of such retainer.
(3)	Under the Amended and Restated 2000 Stock Incentive Plan, the Company may also grant stock awards, stock units, performance shares and performance units, subject to certain terms and conditions and other restrictions.

EXECUTIVE COMPENSATION

Compensation Summary

The following table sets forth the annual and long-term compensation of the Company’s five most highly compensated executives (the “NEOs”). Annual compensation includes amounts deferred at the officer’s election. All numbers are rounded to the nearest dollar or whole share.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation	All Other Compensation($)(2)
Securities Underlying Options (#)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)
LeRoy D. Nosbaum Chairman and Chief Executive Officer	2003 2002 2001	$400,000 400,000 400,000	$	— 397,879 437,161	8,000 — 100,000	$10,747 10,419 6,080

Robert D. Neilson President and Chief Operating Officer	2003 2002 2001	350,000 348,846 299,038		— 282,938 205,007	8,000 — 70,000	12,025 16,496 7,096

Russell N. Fairbanks, Jr. Vice President and General Counsel	2003 2002 2001	250,000 250,000 250,000		— 123,788 126,633	8,000 7,500 20,000	87,125 13,156 13,156

David G. Remington Vice President and Chief Financial Officer	2003 2002 2001	274,327 250,000 250,481		— 121,352 126,633	8,000 7,500 20,000	7,188 16,104 13,551

John M. Woolard(3) Vice President, Strategy And Business Development	2003 2002 2001	201,938 — —		183,600 — —	58,000 — —	5,410 — —

(1)	Includes annual incentive amounts earned under the Company’s Executive Incentive Compensation Plan, which are typically paid in the following year, and other special incentive bonuses.
(2)	For the year ended December 31, 2003, consists of matching contributions to a 401(k) savings plan ($6,000 for Messrs. Nosbaum, Neilson, Fairbanks and Remington, respectively $3,713 for Mr. Woolard), and matching contributions to a deferred compensation plan ($9,628 for Mr. Remington). Also includes $3,973, $5,788, and $9,781 of reimbursed medical and other expenses for Messrs. Nosbaum, Neilson and Fairbanks, respectively, and group term life insurance premiums paid on their behalf of $774, $270, $1,188, $1,188 and $162 for Messrs. Nosbaum, Neilson, Fairbanks, Remington and Woolard, respectively. Includes $70,156 from the exercise of stock options for Mr. Fairbanks and $1,535 from the forgiveness of interest relating to a loan from Silicon Energy, Inc. for Mr. Woolard.
(3)	Prior to March 10, 2003, Mr. Woolard was President and Chief Executive Officer of Silicon Energy, Inc.

Option	Grants

The following table sets forth certain information regarding options granted to our NEOs during the year ended December 31, 2003.

Option Grants in 2003(1)

	Individual Grants
Name	Number of Shares Underlying Options Granted	Percent of Total Options Granted to Employees in Last Fiscal Year (2)	Exercise Price ($/ Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
					5%($)	10%($)
LeRoy D. Nosbaum	8,000.95%		$20.10	9/26/13	$101,126	$256,274
Robert D. Neilson	8,000.95%		$20.10	9/26/13	101,126	256,274
Russell N. Fairbanks, Jr.	8,000.95%		$20.10	9/26/13	101,126	256,274
David G. Remington	8,000.95%		$20.10	9/26/13	101,126	256,274
John M. Woolard	50,000	5.93%	$14.17	3/10/13	455,572	1,129,167
	8,000.95%		$20.10	9/26/13	101,126	256,274

(1)	All options are granted with an option exercise price equal to the fair market value of our common stock on the date of grant.
(2)	We granted options to purchase 843,800 shares of common stock to our employees and nonemployee directors in 2003.
(3)	Future value of current year grants assuming appreciation of 5% and 10% per year over the ten-year option period. The actual value realized may be greater or less than the potential realizable values set forth in the table.

Option Exercises in 2003 and Year-End Option Values

The following table provides information regarding options exercised in 2003 and options held as of December 31, 2003 by each of our NEOs.

Aggregated 2003 Option Exercises and Fiscal Year-End Option Values

	Shares Acquired on Exercise	Value Realized (1)	Total Number of Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
LeRoy D. Nosbaum	—	—	227,858	90,142	$1,958,091	$939,301
Robert D. Neilson	—	—	108,750	55,500	389,819	542,678
Russell N. Fairbanks, Jr.	5,558	$70,156	31,064	24,250	337,872	145,646
David G. Remington	—	—	182,500	28,000	1,044,342	189,180
John M. Woolard	—	—	—	58,000	—	209,450

(1)	The value realized is the difference between the fair market value of the underlying stock at the time of exercise and sale and the exercise price. (Fair market value for a single trading day is the mean of the high and low per share trading prices for the common stock as reported by The NASDAQ Stock Market.)
(2)	Calculated based on a price of $18.36 per share (the closing price of our common stock on December 31, 2003, as reported by The NASDAQ Stock Market), less the exercise price. There is no guarantee that these options will have this value if and when they are exercised.

Long-Term Incentive Plan Awards in 2003

The Long-Term Performance Plan (LTPP) is a program adopted by the Company in February 2003 under the Company’s Amended and Restated 2000 Stock Incentive Plan. The LTPP is a performance unit plan that is designed to align the interests of the Company’s executives with those of shareholders, to motivate the Company’s executives and to reward the Company’s executives for their contributions to the long-term financial success and growth of the Company. LTPP awards are denominated in cash and their payout is contingent on the attainment of multi-year performance goals. At the beginning of each performance period, goals designed to measure the degree of business success over the timeframe are established. At the end of the period, performance against the goals is assessed and payouts are determined. Grants under the LTPP are made annually, with new overlapping award cycles beginning each year. To phase in the LTPP, three performance cycles began in 2003—a one-year cycle, a two-year cycle and a three-year cycle. The performance goals for the one-year cycle were not met and, therefore, no payout was made for that cycle under the LTPP.

Payment of the awards granted under the LTPP in 2003 are subject to the achievement of the following performance goals: (a) revenue and earnings growth for the period, using the Company’s actual 2002 revenue and earnings as a baseline and (b) return on capital employed equal to or greater than the Company’s weighted cost of capital for the period, assumed to be 13% for the period. If 75% of the performance goals are achieved, 50% of target awards will be paid, if 100% of the performance goals are achieved, 100% of target awards will be paid and if 125% of the performance goals are achieved, 150% of the target awards will be paid. Payouts will be interpolated for performance achievements between the achievement levels indicated. All outstanding awards will be accelerated and paid out at maximum levels immediately following a change in control of the Company.

Payouts under the LTPP awards granted in 2003 will be made in shares of the Company’s common stock (50%) and in cash (50%). The number of shares that will be issued for the portion of an award that is paid in stock is determined based on the fair market value of the Company’s common stock on the date the Compensation Committee approves the performance calculations for the cycle. Fair market value is defined as the closing sales price for the Company’s common stock as reported by the NASDAQ Stock Market for a single trading day.

The table below reflects the possible future payouts for the two-year and three-year cycles that began in 2003 if various performance levels are achieved.

	Number of Shares, Units or Other Rights ($)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans
Name			Threshold (50%)($)	Target (100%)($)	Maximum (150%)($)
LeRoy D. Nosbaum	$186,667 280,000	2003-2004 2003-2005	$93,333 140,000	$186,667 280,000	$280,000 420,000

Robert D. Neilson	163,333 245,000	2003-2004 2003-2005	81,667 122,500	163,333 245,000	245,000 367,500

Russell N. Fairbanks, Jr.	116,667 175,000	2003-2004 2003-2005	58,333 87,500	116,667 175,000	175,000 262,500

David G. Remington	128,333 192,500	2003-2004 2003-2005	64,167 96,250	128,333 192,500	192,500 288,750

John M. Woolard	105,000 157,500	2003-2004 2003-2005	52,500 78,750	105,000 157,500	157,500 236,250

Employment	Contracts and Change of Control Arrangements

Change-of-Control Agreements

We have entered into change-of-control agreements with all our executive officers to provide compensation and benefits in the event of a change of control of Itron. Under these agreements, our executive officers have agreed to remain employed by Itron on an annual basis and are compensated by an annual salary and bonus as determined by the Compensation Committee of the Board of Directors. If we terminate the employment relationship other than for cause or if the executive officer terminates his or her employment for good reason within a specified period following a change of control (the “Change of Control Period,” which is three years for Messrs. Nosbaum, Neilson, Fairbanks and Remington, one year for Mr. Woolard and two years or one year for other executive officers), the executive officer will receive any salary or bonus due to the executive officer, group insurance benefits and severance pay equal to the executive officer’s annual base salary and bonus for the fiscal year in which the termination occurs, multiplied by the Change of Control Period. Severance amounts are partially offset if the executive officer realizes a benefit from the acceleration of stock options in connection with the change of control. The executive officer will also receive a bonus equal to his or her annual salary plus annual bonus if his or her employment continues for a full one-year period following a change of control.

Employment Agreement

David G. Remington, our vice president and chief financial officer since February 1996, is party to an employment agreement with the Company. This agreement provides for an initial base salary of $250,000, which may be increased annually by our chief executive officer, subject to the approval of the Compensation Committee. The agreement also provides for annual incentive bonus payments to the extent they are earned in accordance with the Company’s Executive Incentive Compensation Plan. Either party under certain conditions may terminate the agreement. If we terminate the agreement other than for cause, we are required to pay Mr. Remington an amount equal to his then-current annual base salary. Under the agreement, we granted Mr. Remington options to purchase 45,000 shares of our common stock at the fair market value of our common stock on the date of the grant. These options are now fully vested.

2000 Stock Incentive Plan Change-of-Control Provisions

The Company’s 2000 Stock Incentive Plan contains certain provisions relating to “Corporate Transactions.” A description of these provisions and the definition of a Corporate Transaction for purposes of the plan, are described in Item 2 under the subheading “Corporate Transactions” on page 10.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the “Committee”) annually reviews and recommends to the full Board the compensation levels for our executive officers. The Committee is comprised of Board members who are not employees of Itron.

The Committee’s primary objective in establishing compensation opportunities for our executive officers is to support our goal of maximizing the value of our shareholders’ interests in Itron. To achieve this objective, the Committee believes it is critical to:

•	pay competitively to attract, retain and motivate a highly competent executive team;

•	provide incentive opportunities that link corporate performance and executive pay and pay executives competitive levels of incentive compensation when corporate financial and other performance expectations are achieved; and

•	align executives’ financial interests with the creation of shareholder value by providing long-term incentives in the form of options to acquire common stock and performance-based restricted stock.

The Committee makes recommendations to the Board regarding our executive compensation plans, which promote the objectives detailed above. The Committee periodically engages outside consultants to determine approximate compensation levels among executives in comparable jobs in comparable high-tech companies. The Committee believes that our current compensation plans support our business mission and contribute to our financial success.

Base Salary

The Committee annually reviews each executive officer’s base salary. The factors that the Committee considers in making recommendations regarding base salary include levels of pay among executives in similar jobs within similar high-tech companies, level of responsibility, prior experience and breadth of knowledge, as well as Company performance and job performance. The Committee targets base salaries at the 50th percentile of the market and at approximately the 50th to 75th percentile for annual and long-term incentive compensation. The market is defined as similar high-tech companies nationwide, the annual revenues of which are under $500 million with the range median of $300 million and that have similar executive-level jobs, which the Committee believes is a highly competitive job market. These companies are not necessarily the same as the companies included in our peer reference group used in the performance graph. In general, for 2003, base salaries for the executive officers were near the 50th percentile of the market.

On October 1, 2000 the Committee increased Mr. Nosbaum’s base salary to $400,000 in light of the Company’s significantly improved financial performance and progress toward long-term goals achieved under Mr. Nosbaum’s stewardship. The Committee believes that it is important that Mr. Nosbaum’s base salary be competitive with those of other chief executive officers with similar responsibilities and broad leadership experience in the market defined. The Committee recognizes and highly values Mr. Nosbaum’s visionary leadership, breadth of knowledge and business and utility experience, and highly values his contributions to the Company since becoming chief executive officer.

Executive Incentive Compensation Plan (“EIC Plan”)

The EIC Plan provides the opportunity for our executive officers to earn both annual and long-term incentives in addition to their base salaries. The Committee believes that having as much as or more than 50% of an executive officer’s total compensation at risk fosters achievement of our short-term and long-term financial performance goals.

Annual Incentives.    Each year, the Committee establishes annual financial and other goals that relate to one or more indicators of corporate performance and targets amounts as a specified percentage of the executive officer’s salary. For 2003, these percentages ranged from 42% to 85% of base salary. Incentive awards, which are made in cash, are paid to participating executives under the EIC Plan only when the established financial and other goals are achieved. For 2003, depending on the extent to which corporate goals were achieved, an executive officer was entitled to receive from zero to 200% of the targeted award. Targets are established for the chief executive officer in the same manner as for other officers. No incentive compensation was earned in 2003 as minimum financial performance targets were not met. Our annual incentive payments and any special incentive payments are included in the Summary Compensation Table under the column entitled “Bonus.”

Long-Term Incentives.    In 2003, our long-term incentives consisted of stock options for key employees and a Long Term Performance Plan for executive officers. The number of stock options granted is determined by the recipient’s position and the total amount of options previously granted, and is intended to recognize different levels of responsibility. All options are granted with an option exercise price equal to the fair market value of our common stock on the date of grant. This closely links a significant portion of executive compensation to benefits produced for all shareholders. The Committee approved normal stock option grants for key employees, including executive officers, based on the above criteria during its regular meetings in 2003 and each executive officer received option grants of 8,000 shares.

In February 2003 a Long Term Performance Plan (LTPP) for executive officers was established with awards contingent on the attainment of multi-year performance goals designed to drive long-term financial success and growth of the Company. At the beginning of each performance period, the specific range of goals and performance objectives are established by the Chief Executive Officer, approved by the Compensation Committee and presented to the Board of Directors. At the end of each performance period, payouts are determined based on actual performance against goals. Payouts will be made in the Company’s common stock

(50%) and in cash (50%). Business results for the LTPP will be measured over three-year periods with new overlapping award cycles beginning each year. In order to phase in the LTPP, three performance cycles began on January 1, 2003: a one year cycle, a two year cycle and a three year cycle. Thereafter a new three year cycle will begin on January 1 of each year. Revenue and earnings growth, subject to a performance hurdle of return on capital, were the specific performance measures used for the first three performance cycles. In future cycles, other measures may be recommended and approved by the Compensation Committee.

The performance goals for the one year cycle that began January 1, 2003 were not met and therefore, no payouts were earned for that cycle under the LTPP.

Section 162(m) of the Code limits the tax deduction available to public companies for compensation paid to individual executive officers to $1 million in any taxable year, unless certain performance, disclosure and shareholder approval requirements are met. Under Section 162(m), however, compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. When consistent with our compensation philosophy, the Committee intends to structure our compensation program so that compensation expense is deductible by Itron for tax purposes. Our Amended and Restated 2000 Stock Incentive Plan is structured to permit awards that are deductible under Section 162(m).

Compensation Committee

Michael B. Bracy, Chairman

Sharon L. Nelson

Mary Ann Peters

PERFORMANCE GRAPH

The following graph compares the cumulative total return to shareholders on our common stock with the cumulative total return of The NASDAQ Stock Market (U.S. Companies) Index and a peer group of companies.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG ITRON, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND A PEER GROUP

*	$100 invested on December 31, 1998 in stock or index, including reinvestment of dividends (fiscal year ending December 31).

Companies in our peer group include publicly traded companies that have operating characteristics most comparable to ours and that provide data collection, analysis and management solutions, consulting and communications services and radio manufacturing.

The above presentation assumes $100 invested on December 31, 1998 in the common stock of Itron, our peer group and The NASDAQ Stock Market (U.S. Companies) Index, with all dividends reinvested. With respect to companies in our peer group, the returns of each such corporation have been weighted to reflect relative stock market capitalization. The stock prices shown above for our common stock are historical and not necessarily indicative of future price performance.

Our peer group includes the following companies: Badger Meter, EMS Technologies, ESCO Technologies, Interlogix, LCC International, Motorola, Symbol Technologies and Trimble Navigation, Ltd.

2003 AUDIT/FINANCE COMMITTEE REPORT

The Audit/Finance Committee is composed of independent directors as defined by Rule 4200(a)(14) of the National Association of Securities Dealers rules and acts under a written charter developed by the Committee in 2000 and modified in 2002. Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte & Touche LLP, the Company’s independent auditors, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, and for issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In connection with the December 31, 2003 financial statements, the Audit/Finance Committee hereby reports as follows:

(1)	The Audit/Finance Committee has reviewed and discussed the audited financial statements with management.

(2)	The Audit/Finance Committee has discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61.

(3)	The Audit/Finance Committee has received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1 and discussed with the auditors the auditors’ independence.

(4)	Based upon these reviews and discussions, the Audit/Finance Committee has recommended to the Board of Directors, and the Board has approved, that the Company’s audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Audit/Finance Committee

Graham M. Wilson, Chairman

Ted C. DeMerritt

Jon E. Eliassen

Thomas S. Glanville

INDEPENDENT AUDITORS’ FEES REPORT

For the years ended December 31, 2003 and 2002, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”). The aggregate fees billed by Deloitte & Touche for the years ended December 31, 2003 and 2002 were as follows:

Services Rendered	Fees
	2003	2002
Audit Services (1)	$757,563	$632,700
Audit-Related Services (2)	1,341,415	451,600

Total Audit and Audit-Related Services	2,098,978	1,084,300
Tax Services (3)	742,870	141,400
Other Services (4)	188,340	885,800

(1)	Fees billed for the audit of the Company’s annual financial statements for the years ended December 31, 2003 and 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.
(2)	Fees billed for acquisition due diligence services, consultations on internal controls, and technical accounting education classes for the year ended December 31, 2003 and acquisition due diligence services and technical accounting education classes for the year ended December 31, 2002.
(3)	Fees billed for compliance, immigration and visa and tax planning services for the years ended December 31, 2003 and 2002.
(4)	Fees billed for financial information systems design, implementation and upgrade services for both the years ended December 31, 2003 and 2002.

The Audit/Finance Committee has considered and concluded that the nonaudit services provided to the Company by Deloitte & Touche are compatible with maintaining the auditors’ independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). SEC regulations require our officers, directors and greater-than-10% shareholders to provide us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of these forms we have received and written representations from certain reporting persons, we believe that, during 2003 all of our executive officers, directors and greater-than-10% shareholders complied with all Section 16(a) filing requirements applicable to them, except that (1) Michael B. Bracy, Michael J. Chesser, Ted C. DeMerritt, Jon E. Eliassen, Thomas S. Foley, Thomas S. Glanville, Sharon L. Nelson, Mary Ann Peters, S. Edward White and Graham M. Wilson failed to timely file Form 4’s for stock option grants received pursuant to the May 2003 annual director fee option grants, all of which were subsequently filed; (2) Michael B. Bracy, Jon E. Eliassen and Graham M. Wilson, failed to timely file Form 4’s for stock option grants received pursuant to the May 2003 annual committee chair fee option grants, all of which were subsequently filed; and (3) LeRoy D. Nosbaum, Robert D. Neilson, Russell N. Fairbanks, Jr., David G. Remington, John M. Woolard, William L. Brown, Michael J. Cantelme, Steven M. Helmbrecht, John W. Hengesh, Randi L. Neilson, Jemima G. Scarpelli, Douglas L. Staker, Russell E. Vanos and Robert W. Whitney failed to timely file Form 4’s for stock option grants received pursuant to September 2003 executive compensation option grants, all of which were subsequently filed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information with respect to the beneficial ownership of our common stock as of February 27, 2004 by:

•	each of our directors;

•	each of our executive officers for whom compensation is reported in this proxy statement;

•	each person that we know beneficially owns more than 5% of our common stock; and

•	all of our directors and executive officers as a group.

The percentage ownership data is based on 20,669,361 shares of our common stock outstanding as of February 27, 2004. Under SEC rules, beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days are deemed outstanding for computing the number of shares and the percentage ownership of the person holding the option, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise noted, we believe that the beneficial owners of the shares of common stock listed below have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

	Shares Beneficially Owned
Name	Number	Percent
Directors and Executive Officers:
LeRoy D. Nosbaum (1)	295,622	1.41%
Robert D. Neilson (2)	182,982	*
Russell N. Fairbanks, Jr. (3)	62,267	*
David G. Remington (4)	203,219	*
John M. Woolard (5)	17,945	*
Michael B. Bracy (6)	77,256	*
Michael J. Chesser (7)	55,028	*
Ted C. DeMerritt (8)	46,051	*
Jon E. Eliassen (9)	41,978	*
Thomas S. Foley (10)	19,380	*
Thomas S. Glanville (11)	21,380	*
Sharon L. Nelson (12)	19,444	*
Mary Ann Peters (13)	10,000	*
S. Edward White (14)	161,764	*
Graham M. Wilson (15)	47,328	*

All directors and executive officers as a group (22 persons) (16)	1,417,254	6.51%

Greater-Than-5% Shareholders:

Barclays Global Investors, NA (17) 45 Fremont Street San Francisco, CA 94105	1,644,449	7.96%
Kopp Investment Advisors, LLC (18) 7701 France Ave. So., Suite 500 Edina, MN 55435	1,868,493	9.04%
J. & W. Seligman & Co. Incorporated (19) 100 Park Avenue New York, NY 10017	2,158,500	10.44%

	Shares Beneficially Owned
Name	Number	Percent
Greater-Than-5% Shareholders:
Snyder Capital Management, L.P. (20) 350 California Street, Suite 1460 San Francisco, CA 94104	1,494,300	7.23%
Wellington Management Company, LLP (21) 75 State Street Boston, MA 02109	1,278,400	6.19%

*	Less than 1%.

(1)	Includes 274,287 shares issuable on exercise of outstanding options exercisable by Mr. Nosbaum within 60 days at a weighted average exercise price of $9.57 per share. Also includes 1,773 shares of common stock held for Mr. Nosbaum’s individual account under our 401(k) employee savings plan.

(2)	Includes 108,750 shares issuable on exercise of outstanding options exercisable by Mr. Neilson within 60 days at a weighted average exercise price of $12.04 per share. Also includes 3,636 shares of common stock held for Mr. Neilson’s individual account under our 401(k) employee savings plan, 38 shares held under our employee stock ownership plan and 51,887 shares held by Mr. Neilson’s wife.

(3)	Includes 37,314 shares issuable on exercise of outstanding options exercisable by Mr. Fairbanks within 60 days at a weighted average exercise price of $7.39 per share. Also includes 325 shares of common stock held for Mr. Fairbanks’ individual account under our 401(k) employee savings plan.

(4)	Includes 192,500 shares issuable on exercise of outstanding options exercisable by Mr. Remington within 60 days at a weighted average exercise price of $13.04 per share.

(5)	Includes 16,667 shares issuable on exercise of outstanding options exercisable by Mr. Woolard within 60 days at a weighted average exercise price of $14.17 per share.

(6)	Includes 50,500 shares issuable on exercise of outstanding options exercisable by Mr. Bracy within 60 days at a weighted average exercise price of $18.13 per share.

(7)	Includes 35,250 shares issuable on exercise of outstanding options exercisable by Mr. Chesser within 60 days at a weighted average exercise price of $13.08 per share.

(8)	Includes 42,000 shares issuable on exercise of outstanding options exercisable by Mr. DeMerritt within 60 days at a weighted average exercise price of $19.60 per share.

(9)	Includes 34,500 shares issuable on exercise of outstanding options exercisable by Mr. Eliassen within 60 days at a weighted average exercise price of $22.11 per share.

(10)	Includes 18,000 shares issuable on exercise of outstanding options exercisable by Mr. Foley within 60 days at a weighted average price of $21.34 per share.

(11)	Includes 16,000 shares issuable on exercise of outstanding options exercisable by Mr. Glanville within 60 days at a weighted average exercise price of $17.69 per share.

(12)	Includes 18,000 shares issuable on exercise of outstanding options excercisable by Ms. Nelson within 60 days at a weighted average exercise price of $16.95 per share.

(13)	Includes 10,000 shares issuable on exercise of outstanding options exercisable by Ms. Peters within 60 days at a weighted average exercise price of $28.17 per share.

(14)	Includes 56,000 shares issuable on exercise of outstanding options exercisable by Mr. White within 60 days at a weighted average exercise price of $17.03 per share. Also includes 1,184 shares of common stock held for Mr. White’s individual account under our 401(k) employee savings plan.

(15)	Includes 45,250 shares issuable on exercise of outstanding options exercisable by Mr. Wilson within 60 days at a weighted average exercise price of $19.12 per share.

(16)	Includes 1,114,977 shares issuable on exercise of outstanding options that are held by all directors and executive officers and are exercisable within 60 days. Also includes 14,174 shares of common stock held for such executive officers’ individual accounts under our 401(k) employee savings plan and 58 shares held for such officers’ individual accounts under our employee stock ownership plan.

(17)	Information is based on a Schedule 13G filed with the SEC on February 17, 2004 by Barclays Global Investors, NA. This filing indicates that Barclay Global Investors, NA has sole investment discretion and voting power over 1,100,929 of these shares. Additionally, Barclays Global Fund Advisors has sole investment discretion and voting power over 359,976 of these shares and Barclays Bank PLC has sole investment discretion and voting power over 4,700 of these shares.

(18)	Information is based on a Schedule 13G filed with the SEC on January 29, 2004 by Kopp Investment Advisors, LLC and LeRoy Kopp. This filing indicates that Kopp Investment Advisors, LLC. has shared investment discretion over 1,235,493 of these shares, sole investment discretion over 500,000 of these shares and sole voting power over 1,475,759 of these shares. In addition, the filing indicates that Mr. Kopp has sole investment and voting power over 133,000 of these shares.

(19)	Information is based on Schedule 13G filed with the SEC on February 11, 2004 by J. W. Seligman & Co. Incorporated. This filing indicates that J. & W. Seligman & Co. Incorporated has shared investment discretion and shared voting power over 2,158,500 of these shares.

(20)	Information is based on Schedule 13G filed with the SEC on February 17, 2004 by Snyder Capital Management, L.P. This filing indicates that Snyder Capital Management, L.P. has shared investment discretion over 1,494,300 of these shares and shared voting power over 1,386,300 of these shares.

(21)	Information is based on Schedule 13G filed with the SEC on February 12, 2004 by Wellington Management Company, L.P. This filing indicates that Wellington Management Company, L.P. has shared investment discretion over 1,278,400 of these shares and shared voting power over 592,700 of these shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Robert D. Neilson’s wife is employed by the Company as vice president, marketing, and her annual salary for 2003 was $205,000.

LIST OF SHAREHOLDERS OF RECORD

A list of shareholders of record entitled to vote at the annual meeting will be available at the annual meeting and will also be available ten days prior to the annual meeting between the hours of 9:00 a.m. and 4:00 p.m., Pacific time, at Office of the Corporate Secretary, Itron, Inc., 2818 North Sullivan Road, Spokane, Washington. A shareholder may examine the list for any legally valid purpose related to the annual meeting.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of our 2003 Annual Report to Shareholders on Form 10-K, which includes our financial statements, accompanies this proxy statement.

SHAREHOLDER PROPOSALS FOR 2005

Under the SEC’s proxy rules, shareholder proposals that meet specified conditions may be included in our proxy statement and proxy for the 2005 annual meeting. Under Exchange Act Rules 14a-5(e) and 14a-8(e), shareholders that intend to present a proposal at our 2005 annual meeting must give us written notice of the proposal not later than December 7, 2004 for the proposal to be considered for inclusion in our proxy materials for that meeting. In addition, shareholders desiring to submit nominations for the election of directors or proposals that will not be included in our proxy materials must do so in accordance with the advance notice provisions and other applicable requirements set forth in our bylaws. Our bylaws provide that the notice of proposals not submitted for inclusion in our proxy materials must be received by Itron at least 90 days and not more than 120 days prior to the anniversary date of the prior year’s annual meeting and that the notice of nominations for election of directors must be received at least 60 days and not more than 90 days prior to the date of our annual meeting. Shareholders who intend to present proposals at the 2005 annual meeting that will not be included in our proxy materials must provide to our Corporate Secretary written notice of the business they wish to propose no later than February 23, 2005 and no sooner than January 24, 2005, assuming the annual meeting is held on Friday, May 6, 2005. Our timely receipt of a proposal by a qualified shareholder will not guarantee the proposal’s inclusion in our proxy materials or presentation at the 2005 annual meeting, because there are other requirements in the proxy rules. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with all applicable requirements of the SEC’s proxy rules, state law and our bylaws.

Shareholder proposals should be directed to our Corporate Secretary, Itron, Inc., P.O. Box 15288, Spokane, Washington 99215-5288.

Appendix A

ITRON, INC.

AMENDED AND RESTATED

2000 STOCK INCENTIVE PLAN

SECTION 1.    PURPOSE

The purpose of the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan (the “Plan”) is to enhance the long-term shareholder value of Itron, Inc., a Washington corporation (the “Company”), by offering opportunities to selected persons to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Related Corporations (as defined in Section 2) and to acquire and maintain stock ownership in the Company.

SECTION 2.    DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

“Award” means any Option, Stock Award or Performance Shares and Performance Units granted pursuant to the provisions of the Plan.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing the Award or in a written employment or services agreement between the Participant and the Company or a Related Corporation in connection with an Award, means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock, no par value per share, of the Company.

“Corporate Transaction” has the meaning set forth in Section 14.3.1.

“Covered Employee” means a “covered employee” as that term is defined in Section 162(m)(3) of the Code or any successor provision.

“Disability,” unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Related Corporation and to be engaged in any substantial gainful activity.

“Effective Date” has the meaning set forth in Section 16.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the NASDAQ Stock Market, the closing sales price for the Common Stock as reported by the NASDAQ Stock Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

“Grant Date” means the date on which the Plan Administrator completes the corporate action authorizing the grant of an Award or such later date specified by the Plan Administrator, and on which all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an “incentive stock option” as that term is defined in Section 422 of the Code.

“Nonqualified Stock Option” means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

“Option” means the right to purchase Common Stock granted under Section 7.

“Option Term” has the meaning set forth in Section 7.3.

“Parent,” except as otherwise provided in Section 8.8 in connection with Incentive Stock Options, means any entity, whether now or hereafter existing, that directly or indirectly controls the Company.

“Participant” means the person to whom an Award is granted.

“Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 10.

“Performance Share” has the meaning set forth in Section 10.1.

“Performance Unit” has the meaning set forth in Section 10.2.

“Plan Administrator” has the meaning set forth in Section 3.1.

“Related Corporation” means any Parent or Subsidiary of the Company.

“Related Party Transaction” has the meaning set forth in Section 14.3.1.

“Retirement,” unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan, means retirement on or after the individual’s normal retirement date under the Company’s 401(k) plan or other similar successor plan applicable to salaried employees.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Award” means shares of Common Stock or units denominated in Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

“Subsidiary,” except as otherwise provided in Section 8.8 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company.

“Successor Corporation” has the meaning set forth in Section 14.3.2.

“Termination Date” has the meaning set forth in Section 7.6.

“Vesting Base Date” means the Grant Date or such other date selected by the Plan Administrator as the date from which an Option begins to vest for purposes of Section 7.4.

SECTION 3.    ADMINISTRATION

3.1    Plan Administrator

The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (a “Plan Administrator”). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) ”outside directors” as contemplated by Section 162(m) of the Code and (b) ”nonemployee directors” as contemplated by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of eligible persons, within the limits specifically prescribed by the Board.

3.2    Administration and Interpretation by Plan Administrator

Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument evidencing the Award and may from time to time adopt and change rules and regulations of general application for the Plan’s administration. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. In no event, however, shall the Plan Administrator have the right to (a) without shareholder approval, cancel or amend outstanding Options for the purpose of repricing, replacing or regranting such Options with a purchase price that is less than the purchase price for the original Options, except in connection with adjustments provided in Section 14.1, or (b) issue an Option or amend an outstanding Option to provide for the grant or issuance of a new Option on exercise of the original Option. The Plan Administrator may delegate ministerial duties to such of the Company’s officers as it so determines. The Plan Administrator, for purposes of determining the effect on an Award of a Company-approved leave of absence or a Participant’s working less than full-time, shall be the chief executive officer of the Company or his designee.

SECTION 4.    STOCK SUBJECT TO THE PLAN

4.1    Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 14.1, the number of shares of Common Stock that shall be available for issuance under the Plan shall be 3,925,000. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

4.2    Limitations

Subject to adjustment from time to time as provided in Section 14.1, not more than an aggregate of 300,000 shares shall be available for issuance pursuant to grants of Awards other than Options under the Plan. This Section 4.2(a) is not intended as a limit on the number of Options that may be granted under the Plan.

4.3    Reuse of Shares

Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in vested and nonforfeitable shares) shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

SECTION 5.    ELIGIBILITY

Awards may be granted under the Plan to those officers, directors and employees of the Company and its Related Corporations as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Related Corporations; provided, however, that such Participants render bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6.    AWARDS

6.1    Form and Grant of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options and Stock Awards. Awards may be granted singly or in combination.

6.2    Settlement of Awards

The Company may settle Awards through the delivery of shares of Common Stock, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents.

6.3    Acquired Company Awards

Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or stock, reorganization or liquidation (the “Acquisition Transaction”). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

SECTION 7.    AWARDS OF OPTIONS

7.1    Grant of Options

The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2    Option Exercise Price

The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date. For Incentive Stock Options granted to a more than 10% shareholder, the Option exercise price shall be as specified in Section 8.2.

7.3    Term of Options

The term of each Option (the “Option Term”) shall be as established by the Plan Administrator or, if not so established, shall be ten years from the Grant Date. For Incentive Stock Options, the maximum Option Term shall be as specified in Sections 8.2 and 8.4.

7.4    Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Participant’s Continuous Employment or Service With the Company or Its Related Corporations From the Vesting Base Date	Percent of Total Option That Is Vested and Exercisable
After 1 year	25%
After 2 years	50%
After 3 years	75%
After 4 years	100%

The Plan Administrator may adjust the vesting schedule of an Option held by a Participant who works less than “full-time” as that term is defined by the Plan Administrator or who takes a Company-approved leave of absence.

To the extent that an Option has vested and become exercisable, the Option may be exercised from time to time by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Section 7.5. An Option may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5    Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, in any combination of:

(a) cash or check;

(b) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price;

(c) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; or

(d) such other consideration as the Plan Administrator may permit.

In addition, to assist a Participant (including a Participant who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (i) the payment by a Participant of a promissory note or (ii) the guarantee by the Company of a loan obtained by the Participant from a third party; provided, however, that any such note or loan must be full-recourse to the extent necessary to avoid charges to the Company’s earnings for financial reporting purposes. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans or loan guarantees, including the interest rate and terms of and security for repayment.

7.6    Post-Termination Exercises

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Related Corporations, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a) Any portion of an Option that is not vested and exercisable on the date of termination of the Participant’s employment or service relationship (the “Termination Date”) shall expire on such date.

(b) Any portion of an Option that is vested and exercisable on the Termination Date shall expire upon the earliest to occur of

(i) the last day of the Option Term;

(ii) if the Participant’s Termination Date occurs for reasons other than Cause, Retirement, death or Disability, the three-month anniversary of such Termination Date; and

(iii) if the Participant’s Termination Date occurs by reason of Retirement, Disability or death, the one-year anniversary of such Termination Date.

Notwithstanding the foregoing, if the Participant dies after the Termination Date while the Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Termination Date shall expire upon the earlier to occur of (y) the last day of the Option Term and (z) the first anniversary of the date of death, unless the Plan Administrator determines otherwise.

Also notwithstanding the foregoing, in case of termination of the Participant’s employment or service relationship for Cause, the Option shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option likewise shall be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination Date, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

A Participant’s transfer of employment or service relationship between or among the Company and its Related Corporations, or a change in status from an employee to a consultant, agent, advisor or independent contractor or vice versa, shall not be considered a termination of employment or service relationship for purposes of this Section 7. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

SECTION 8.    INCENTIVE STOCK OPTION LIMITATIONS

To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1    Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the

Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2    More Than 10% Shareholders

If an individual owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option Term shall not exceed five years. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.3    Eligible Employees

Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options.

8.4    Term

Subject to Section 8.2, the Option Term shall not exceed ten years.

8.5    Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Termination Date for reasons other than death or Disability, (b) more than one year after the Termination Date by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6    Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7    Promissory Notes

The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

8.8    Code Definitions

For purposes of this Section 8, “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

SECTION 9.    STOCK AWARDS

9.1    Grant of Stock Awards

The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Stock Award shall occur by reason of termination of the Participant’s employment or service relationship.

9.2    Issuance of Shares

Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant’s release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant’s death, to the personal representative of the Participant’s estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.3    Waiver of Restrictions

Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Stock Award intended to be exempt under Section 162(m) of the Code for the year in which the Stock Award is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

SECTION 10.    PERFORMANCE AWARDS

10.1    Performance Shares

The Plan Administrator may grant Awards of performance shares (“Performance Shares”) and designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of such property as the Plan Administrator shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Plan Administrator, and other terms and conditions specified by the Plan Administrator. Notwithstanding the satisfaction of any performance goals, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Plan Administrator shall determine in its sole discretion.

10.2    Performance Units

The Plan Administrator may grant Awards of performance units (“Performance Units”) and designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Plan Administrator shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Plan Administrator, and other terms and conditions specified by the Plan Administrator.

Notwithstanding the satisfaction of any performance goals, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Plan Administrator shall determine in its sole discretion.

SECTION 11.    CODE SECTION 162(m) PROVISIONS

(a) Notwithstanding any other provision of the Plan, if the Plan Administrator determines at the time a Stock Award or a Performance Award is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Plan Administrator may provide that this Section 11 is applicable to such Award.

(b) If a Stock Award or a Performance Award is subject to this Section 11, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Plan Administrator, which shall be based on the attainment of specified levels of one or any combination of the following business criteria of the Company as a whole or any business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Plan Administrator within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(c) Notwithstanding any provision of the Plan other than Section 14, with respect to any Stock Award or Performance Award that is subject to this Section 11, the Plan Administrator may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Plan Administrator may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Covered Employee.

(d) The Plan Administrator shall have the power to impose such other restrictions on Awards subject to this Section 11 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

(e) Subject to adjustment from time to time as provided in Section 14.1, no Covered Employee may be granted Options, Stock Awards or Performance Shares subject to this Section 11 in any calendar year period with respect to more than 300,000 shares of Common Stock for such Award, except that the Company may make additional one time grants of such Awards for up to 600,000 shares to newly hired individuals, and the maximum dollar value payable with respect to Performance Units subject to this Section 11 granted to any Covered Employee in any one calendar year is $1,000,000.

SECTION 12.    WITHHOLDING

The Company may require the Participant to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Participant to satisfy withholding obligations, in whole or in part, (a) by paying cash, (b) by electing to have the Company withhold shares of Common Stock (up to the minimum required federal tax withholding rate), or (c) by transferring to the Company shares of Common Stock (already owned by the Participant for the period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), in such amounts as are equivalent to the Fair Market Value of the withholding obligation.

SECTION 13.    ASSIGNABILITY

Awards granted under the Plan and any interest therein may not be assigned, pledged or transferred by the Participant and may not be made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent a Participant designates a beneficiary on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, Awards may be exercised only by the Participant. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment or transfer; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

SECTION 14.    ADJUSTMENTS

14.1    Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1 and the maximum number and kind of securities that may be made subject to Stock Awards and to Awards to any individual as set forth in Section 4.2, (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor, and (iii) and the number and kind of securities automatically granted pursuant to a formula program established under the Plan. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Corporate Transaction shall not be governed by this Section 14.1 but shall be governed by Sections 14.2 and 14.3, respectively.

14.2    Dissolution or Liquidation

In the event of the proposed dissolution or liquidation of the Company, the Plan Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Plan Administrator in its discretion may permit a Participant to exercise an Option until ten days prior to such transaction with respect to all vested and exercisable shares of Common Stock covered thereby and with respect to such number of unvested shares as the Plan Administrator shall determine. In addition, the Plan Administrator may provide that any forfeiture provision or Company repurchase option applicable to any Award shall lapse as to such number of shares as the Plan Administrator shall determine, contingent upon the occurrence of the proposed dissolution or liquidation at the time and in the manner contemplated. To the extent an Option has not been previously exercised, the Option shall terminate automatically immediately prior to the consummation of the proposed action. To the extent a forfeiture provision applicable to a Stock Award has not been waived by the Plan Administrator, the Stock Award shall be forfeited automatically immediately prior to the consummation of the proposed action.

14.3    Corporate Transaction

14.3.1    Definitions

“Corporate Transaction” means any of the following events:

(a) Consummation of any merger or consolidation of the Company with or into another corporation;

(b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company’s outstanding securities or substantially all the Company’s assets other than a transfer of the Company’s assets to a majority-owned subsidiary corporation (as defined in Section 8.8) of the Company; or

(c) Acquisition by a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act of a majority or more of the Company’s outstanding voting securities (whether directly or indirectly, beneficially or of record). Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

“Related Party Transaction” means (i) a merger of the Company in which the holders of shares of Common Stock immediately prior to the merger hold at least a majority of the shares of Common Stock in the surviving corporation or parent thereof immediately after the merger, (ii) a mere reincorporation of the Company, or (iii) a transaction undertaken for the sole purpose of creating a holding company.

14.3.2    Options

In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing the Award or in written employment or services agreement between a Participant and the Company or a Related Corporation in connection with an Award, each outstanding Option shall be assumed, continued or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable, (the “Successor Corporation”). If the Corporate Transaction is not a Related Party Transaction, upon consummation of the Corporate Transaction the assumed or substituted options shall automatically become fully vested and exercisable whether or not the vesting requirements set forth in the applicable option agreement have been satisfied. If the Corporate Transaction is a Related Party Transaction, the vesting schedule set forth in the instrument evidencing the Option shall continue to apply to the assumed or substituted options.

In the event that the Successor Corporation refuses to assume or substitute for the Option, the Participant shall fully vest in and have the right to exercise the Option as to all of the shares of Common Stock subject thereto, including shares as to which the Option would not otherwise be vested or exercisable. If an Option will become fully vested and exercisable in lieu of assumption or substitution in the event of a Corporate Transaction, the Plan Administrator shall notify the Participant in writing or electronically that the Option shall be fully vested and exercisable for a specified time period after the date of such notice, and the Option shall terminate upon the expiration of such period, in each case conditioned on the consummation of the Corporate Transaction. For the purposes of this Section 14.3, the Option shall be considered assumed if, following the Corporate Transaction, the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Option, immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the Successor Corporation, the Plan Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction. All Options shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation.

14.3.3    Stock Awards

In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing the Award or in a written employment or services agreement between a Participant and the Company or a Related Corporation in connection with an Award, the vesting of shares subject to Stock Awards shall accelerate, and the forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting and exercisability of outstanding Options accelerate in connection with the Corporate Transaction. If unvested Options are to be assumed, continued or substituted by a Successor Corporation without acceleration upon the occurrence of a Corporate Transaction, the forfeiture provisions to which such shares are subject will continue with respect to shares of the Successor Corporation that may be issued in exchange for such shares.

14.3.4    Performance Awards

In the event of a Corporate Transaction, the vesting and payout of Performance Awards shall be as provided in the instrument evidencing the Award or in a written employment or services agreement between a Participant and the Company or a Related Corporation.

14.4    Further Adjustment of Awards

Subject to Sections 14.2 and 14.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to the Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

14.5    Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.6    Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

SECTION 15.    AMENDMENT AND TERMINATION OF PLAN

15.1    Amendment of Plan

The Plan may be amended only by the Board in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation. Any amendment made to the Plan that would constitute a “modification” to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only.

15.2    Suspension or Termination of Plan

The Board may suspend or terminate the Plan at any time. The Plan shall have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than ten years after the later of (a) the Plan’s adoption by the Board and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

15.3    Consent of Participant

The suspension, amendment or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, impair or diminish any rights or obligations under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 14 shall not be subject to these restrictions.

SECTION 16.    GENERAL

16.1    Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

16.2    No Individual Rights

Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Corporation or limit in any way the right of the Company or any Related Corporation to terminate a Participant’s employment or other relationship at any time, with or without Cause.

16.3    Registration

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

To the extent that the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

16.4    No Rights as a Shareholder

No Option or Stock Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

16.5    Compliance With Laws and Regulations

Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

16.6    Participants in Foreign Countries

The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Corporations may operate to ensure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

16.7    No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

16.8    Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

16.9    Choice of Law

The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of laws.

SECTION 17.    EFFECTIVE DATE

The Effective Date is the date on which the Plan is adopted by the Board, so long as it is approved by the Company’s shareholders at any time within 12 months of such adoption.

Appendix B

ITRON, INC.

AUDIT/FINANCE COMMITTEE CHARTER

PURPOSE AND AUTHORITY

The purpose of the Audit and Finance Committee (the “Committee”) of Itron, Inc. (the “corporation”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibilities to shareholders and the investment community by serving as an independent and objective party in monitoring (a) the quality and integrity of the financial reports and other financial information provided by the corporation to governmental bodies and the public; (b) the corporation’s auditing, accounting and financial reporting processes; (c) the corporation’s compliance with legal and regulatory requirements; (d) the independent auditors’ qualifications and independence; (e) the performance of the corporation’s internal auditors and its independent auditors; and (f) compliance with the corporation’s code of ethics for senior financial officers and compliance with its code of conduct for all personnel.

The Committee shall have the ultimate authority and responsibility to select, evaluate and, when appropriate, replace the independent auditors. The Committee shall also have all authority necessary to fulfill the duties and responsibilities assigned to the Committee in this charter or otherwise assigned to it by the Board.

As the Committee deems appropriate, it may retain independent counsel, accounting and other professionals to assist the Committee without seeking Board approval with respect to the selection, fees or terms of engagement of any such advisors.

The Committee, when appropriate, may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

COMPOSITION

Independence

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence requirements established by the Board, the NASDAQ Stock Market and any other regulations applicable to the corporation from time to time.

Financial Literacy

Each member of the Committee shall be financially literate (at a minimum, able to read and understand fundamental financial statements, including the corporation’s balance sheet, income statement and cash flow statement). At least one Committee member shall have, through education and experience as a public accountant or auditor or a principal financial officer, comptroller or principal accounting officer or from performance of similar functions, sufficient financial expertise in accounting and auditing so as to be a “financial expert,” in accordance with such regulations as may be applicable to the corporation from time to time.

Service on Other Public Company Audit Committees

No member of the Committee shall serve on more than two audit committees of publicly traded companies, other than the corporation, at the same time such member serves on this Committee, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on this Committee. If a Committee member serves on the audit committees of both a public company and a wholly owned subsidiary of such company, such service shall be counted as service on one audit committee, rather than two.

Appointment and Removal of Members

The members of the Committee shall be elected by the Board annually or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

MEETINGS

The Committee shall establish a meeting calendar annually. The Committee may hold such other meetings as are necessary or appropriate in order for the Committee to fulfill its responsibilities. A secretary shall be designated to record meeting minutes. As part of its responsibility to foster open communications, the Committee should meet periodically, and at least annually, with management, internal audit personnel and the independent auditors in separate executive sessions to discuss any matter that the Committee or any of the other groups believe warrant Committee attention.

Any two members of the Committee shall be sufficient to constitute a quorum and sufficient to adopt any resolution or take any action, including the approval of reports and documents. Meetings may be held telephonically or in person. The independent auditors shall receive notice of meetings in advance to allow them the opportunity to attend.

RESPONSIBILITIES

General

1.	Provide an open and candid avenue of communication between the independent auditors, internal audit personnel and the Board.

2.	Inquire of management, the independent auditors and internal audit personnel about significant risks or exposures that exist in the corporation’s financial reporting and internal control systems, and assess the steps that management has taken to correct or manage such risks.

3.	Provide minutes of Committee meetings to and report, no less frequently than quarterly, to the Board concerning the Committee’s various responsibilities.

4.	Maintain an awareness of the financial condition of the corporation and its progress in achieving its goals and objectives.

Documents/Reports

1.	Review and reassess the adequacy of this charter at least annually and, if appropriate, propose changes to the Board.

2.	Review the corporation’s annual financial statements, including accompanying footnotes and the independent auditors’ report thereon, its quarterly financial statements, and any other reports or other financial information submitted to the public, including any certification, report, opinion or review rendered by the independent auditors.

3.	Review and discuss with management and the independent auditors the corporation’s 10-Qs and 10-Ks, including the corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to their filing with the SEC. Review, at the Committee’s discretion, any other filings with the SEC (e.g., 8-Ks and registration statements) before they are filed.

4.	At the discretion of the Committee, review any other reports filed with any entity or governmental body.

5.	Prepare the report required by the rules of the SEC to be included in the corporation’s annual proxy statement.

Independent Auditors

1.	Select and retain the independent auditors; determine and approve compensation of the independent auditors; resolve disagreements between management and the independent auditors; oversee and evaluate the independent auditors and, when appropriate, replace the independent auditors, with the understanding that the independent auditors shall report directly to the Committee and shall be ultimately accountable to the Committee and to the Board, as representatives of the shareholders of the corporation.

2.	At least annually, obtain and review the letter and written disclosures from the independent auditors consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, including a formal written statement by the independent auditors delineating all relationships between the auditors and the corporation; actively engage in a dialogue with the auditors with respect to that firm’s independence and any disclosed relationships or services that may impact the objectivity and independence of the auditors; and take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditors.

3.	Annually discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, Communication with Audit Committees, SAS No. 89, Audit Adjustments, and SAS No. 90, Audit Committee Communications, all as amended from time to time, together with any other matters as may be required for public disclosure or otherwise under applicable laws, rules and regulations.

4.	If so determined by the Committee, based on its review and discussion of the audited financial statements with management and the independent auditors, its discussions with the independent auditors regarding the matters required to be discussed by SAS No. 61, and its discussions regarding the auditors’ independence, recommend to the Board that the audited financial statements be included in the corporation’s annual report on Form 10-K.

5.	Pre-approve the retention of the independent auditors for all audit and such non-audit services as the independent auditors are permitted to provide the corporation and approve the fees for such services, and ensure that the Committee’s approval of any non-audit services from the independent auditor is publicly disclosed pursuant to applicable laws, rules and regulations. Pre-approval of audit and non-audit services from the independent auditor may not be delegated to management, but may be delegated to one or more members of the Committee so long as the member or members report their decisions to the Committee at all regularly scheduled meetings. In considering whether to pre-approve any non-audit services from the independent auditor, the Committee or its delegees shall consider whether the provision of such services is compatible with maintaining the independence of the auditors.

6.	On an annual basis, review and approve, in consultation with the independent auditors and management, the scope of the annual audit plan of the independent auditors.

7.	Review the performance and qualifications of the independent auditors, including the lead audit partner, and approve any proposed discharge of the independent auditors when circumstances warrant. Ensure that the independent auditors’ lead partner and reviewing partner are replaced every five years. Consider, from time to time, whether a rotation of the independent auditing firm would be in the best interests of the corporation and its shareholders.

8.	Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

9.	Set clear hiring practices for the corporation’s hiring of employees or former employees of the independent auditors who were engaged on the corporation’s account, and ensure that such practices comply with any regulations applicable to the corporation from time to time.

Internal Auditor

1.	Annually review the performance and qualifications of the internal auditor. Any discharge of the internal auditor by management must be approved by the Committee to be effective.

2.	Periodically consult with the internal auditor out of the presence of management about internal controls and the fullness and accuracy of the corporation’s financial statements.

Financial Reporting Processes

1.	In consultation with the independent auditors, review the integrity, quality and appropriateness of the corporation’s financial reporting processes, both internal and external, accounting policies and disclosure practices.

2.	Consider and approve, if appropriate, major changes to the corporation’s auditing and accounting principles and practices, as suggested by the independent accountants or management or by other advisors to the Committee.

3.	Review significant management estimates and judgments made in management’s preparation of the financial statements and the view of management and the independent auditors as to the appropriateness of such judgments and related disclosures.

4.	Inquire of management concerning material business risks so that it can assess the quality and adequacy of disclosures.

5.	Following completion of the annual audit, review any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, adjustments noted by the independent auditors but not taken by management, communications between the audit team and the national office, and any management or internal control letters issued or proposed to be issued.

6.	Review any significant disagreements among management and the independent auditors in connection with the preparation of financial statements.

7.	Review with the internal auditor the internal auditor’s assessment of the integrity, quality, and appropriateness of the corporation’s financial reporting processes, both internal and external, accounting policies, and disclosure practices. Review any reports issued by the internal auditor concerning the integrity, quality, and appropriateness of the corporation’s financial reporting processes.

Accounting Policies; Internal Processes; Risk Management

1.	Obtain and review timely reports from the independent auditors regarding (a) all critical accounting policies to be used, (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (c) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

2.	Review with management and the independent auditors the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the corporation.

3.	Review changes in promulgated accounting and auditing standards that may materially affect the corporation’s financial reporting practices.

4.	Review with the independent auditors and management the results of any benchmarking or process improvement reports (including but not limited to management letters), whether or not containing recommendations, concerning process and organizational performance, efficiency or improvements.

5.	Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

6.	Consider and review with the independent auditors the adequacy of the corporation’s internal controls, including computerized information system controls and security. Review any report issued by the independent auditors regarding management’s assessment of the corporation’s internal controls.

7.	Review any reports by management regarding the effectiveness of, or any deficiencies in, the design or operation of internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the corporation’s internal controls.

8.	Consider and review the adequacy of the corporation’s risk management policies and procedures, including insurance and bonding, derivatives and foreign currency exchange risk mitigation and hedging.

9.	Summarize for the Board management’s recommendations on dividend policy, financing activities, capital investment, and cash management and investments.

10.	Review with the internal auditor the adequacy of the corporation’s internal controls, including computerized information system controls and security. Review any report issued by the internal auditor regarding the company’s internal controls.

Related Party Transactions

Review and approve all related party transactions, including transactions between the corporation and its officers or directors or affiliates of officers or directors.

Legal Compliance

1.	Ensure that management has a legal review system in place to ensure that the corporation’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

2.	Review, with the corporation’s counsel, legal compliance matters including corporate securities trading policies and any legal matter that could have a significant impact on the organization’s financial statements.

Ethics Compliance and Complaint Procedures

1.	Develop and monitor compliance with a code of ethics for senior financial officers pursuant to and to the extent required by regulations applicable to the corporation from time to time.

2.	Develop and monitor compliance with a code of conduct for all employees, officers and directors pursuant to and to the extent required by regulations applicable to the corporation from time to time.

3.	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

4.	Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Other

1.	Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, retaining independent legal counsel and other professionals to assist in the conduct of any investigation as the Committee deems appropriate or necessary.

2.	Perform any other activities consistent with this charter, the corporation’s by-laws and governing law, as the Committee or the Board deems appropriate or necessary.

It is not the responsibility of the Committee to plan or conduct audits or to determine whether the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles, as the Committee’s role is one of oversight, as distinguished from the roles of management and the independent auditor.

Appendix C

ITRON, INC. BOARD OF DIRECTORS

CORPORATE GOVERNANCE GUIDING PRINCIPLES

Director Accountability

Directors are elected by the shareholders and are the ultimate decision-making body of the Company, except with respect to those matters reserved for the shareholders. Directors help define and shape the vision of the Company, review strategic objectives, monitor performance, and provide direction and guidance to executive management.

Director Commitment

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and Independent Directors (as defined under “Director Independence” below) will serve on at least one Board committee. This commitment includes understanding the business and related issues, staying updated, and preparing for Board and committee meetings. Directors must also make themselves available to executive management to provide advice and counsel independent of Board meetings. Directors are expected to attend all meetings of the Board and their respective Board committees. Directors are expected to own stock in the Company.

Director Independence

Directors must exercise unbiased objectivity and independent judgment. In determining the independence of a director, the Board will apply the definition of Independent Director in the listing standards of the NASDAQ Stock Market and applicable laws and regulations (“Independent Directors”). Independent Directors must be free from any direct or indirect material relationship with Itron. Directors are expected to act ethically at all times and to adhere to Company’s Code of Conduct. Independent Directors must meet the standards of the NASDAQ as well as the NYSE and applicable laws and regulations. Independent Directors meet in an executive session immediately following each quarterly Board meeting.

If the Chairman of the Board of Directors is not an Independent Director, then a Lead Director who is independent will be elected by the Board of Directors and will fill the role of Chairman of the Corporate Governance Committee.

Director Selection

The Board has established guidelines, as well as a position specification, for the recruitment and selection of directors. These guidelines allow the Board with assistance from the Corporate Governance Committee, considering management and shareholder’s recommendations, to identify appropriate candidates as director vacancies occur or the needs of the business change, and to clearly convey what is expected of each Board member. Final approval of a candidate is determined by the full Board. Board members must understand the Company’s financial objectives, strategies, risks and growth opportunities and must meet the criteria set forth in the above guidelines and position specification. New Board members must go through an orientation program.

Board Composition

The Board will, as set forth in the Bylaws, consist of no more than fifteen directors and no less than three directors. The Chief Executive Officer and the Chief Operating Officer may each be a director. The majority of the Board will consist of Independent Directors.

Executive Sessions of Independent Directors

The Independent Directors will meet regularly in executive session, i.e., with no management directors or management present. These executive session discussions may include such topics and be of such frequency as the Independent Directors deem appropriate.

Board Committees

The Board will have at least the following three committees: Audit and Finance, Compensation, and Corporate Governance. Only Independent Directors are members of these committees. Each committee of the Board meets at least quarterly. The committees include members who have special skills relevant to each committee. Committee membership is rotated, as appropriate, to address the changing needs of the business and to assist individual directors in learning the business as a whole. The Board has established certain Board committees as set forth in the Bylaws. Only Independent Directors are members of the Audit/Finance, Compensation, and Corporate Governance Committees.

Board Communications/Access to Management

Independent Directors are encouraged to contact senior management of the Company and have direct access to Company information. The Chief Executive Officer provides directors with business updates and related industry information at board meetings and as necessary. Directors are expected to receive timely and relevant information on any emerging items of significance. Directors and executives are expected to strive to ensure that there is a continual sharing of information that builds an effective understanding of issues, and enhances the Company’s opportunity to maximize shareholder value.

Board Agendas/Materials

The Committee Chair determines the frequency, length and agenda of meetings. Materials are to be provided to the committee members sufficiently in advance of the meeting to allow the members to prepare for discussion of the items at the meeting.

Leadership Development/Succession Planning

The Corporate Governance Committee is charged with establishing succession plans for the Chief Executive Officer and other executive management. The Chief Executive Officer is expected to update the Board at least annually with respect to leadership development and succession plans for executives and other key positions.

Evaluation of the Chief Executive Officer/Senior Officers

The Corporate Governance Committee is responsible for setting annual and long-term performance goals for the Chairman and Chief Executive Officer. The Committee facilitates the evaluation discussion with the full Board, and provides feedback to the Chief Executive Officer with respect to the evaluation. The Chief Executive Officer is charged with overseeing annual evaluations of executive management and apprising the Board of executive management performance.

Former Chairman of the Board and/or Chief Executive Officer’s Board Membership

When the Chairman and/or the Chief Executive Officer and/or the Chief Operating Officer who is an employee resigns in that capacity and also serves as a director, such resigning party must resign from the Board at the same time.

Director Retirement Age/Term Limits/Performance

The Board does not believe that arbitrary age limits on directors’ service are appropriate, nor does it believe that directors should expect to be re-nominated. Per the Bylaws, a director’s term shall be three years. Performance expectations for directors are set forth in the Board member position specification. A director evaluation will be carried out annually and the Corporate Governance Committee is charged with monitoring overall Board effectiveness.

Shareholder Confidential Voting

Confidential voting will be used for all matters to be voted upon by shareholders except (1) as necessary to meet any legal requirements, (2) in any dispute regarding authenticity of proxies and ballots, and (3) in the event of a proxy contest if the other party soliciting proxies does not agree to comply with confidential voting.

ITRON, INC.

This Proxy is solicited by Itron’s Board of Directors for the Annual Meeting of Shareholders to be held on May 6, 2004.

New York Life Trust Company, as Trustee of the Itron, Inc. Incentive Savings Plan, has been requested to forward to you the enclosed proxy material relative to the securities held by us in your account but not registered in your name. Such securities can be voted only by us as holder of record. We shall be pleased to vote your securities in accordance with your wishes if you will execute this form and return it to us promptly in the enclosed business reply envelope. It is understood that, if you sign without otherwise marking the form, the securities will be voted as recommended by the Board of Directors on all matters to be considered at the meeting.

For this meeting, to the extent of our authority to vote your securities in absence of your instructions, the Trustee is directed by Itron, Inc. Incentive Savings Plan, not to vote any allocated shares with respect to which the trustee does not receive timely voting directions. In order to ensure that your securities are voted as you wish, please return your proxy to us by May 4, 2004.

New York Life Trust Company

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

? Detach here from proxy voting card. ?

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

FOR the WITHHOLD AUTHORITY Nominees to Vote for the Nominees

FOR AGAINST ABSTAIN

1. ELECTION OF DIRECTORS 2. APPROVAL OF AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

Nominees: 01 Sharon L. Nelson 2 Thomas S. Glanville 03 LeRoy D. Nosbaum

WITHHOLD for the following nominee(s) only (write the name(s) of the nominee(s) in the space below):

Signature Signature Date:

Please sign exactly as name appears on your stock certificate. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc., and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged

? Detach here from proxy voting card ?

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet Telephone Mail

http://www.eproxy.com/itri 1-800-435-6710 Mark, sign and date

Use the Internet to vote your proxy. Use any touch-tone telephone to vote your proxy card

Have your proxy card in hand when your proxy. Have your proxy card in and

OR OR

you access the web site. hand when you call. return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at www.itron.com

PLEASE VOTE

ITRON, INC.

This Proxy is solicited by Itron’s Board of Directors for the Annual Meeting of Shareholders to be held on May 6, 2004.

The undersigned hereby appoint(s) LeRoy D. Nosbaum and Robert D. Neilson and each of them, as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Itron, Inc. held of record by the undersigned on February 27, 2004 at the Annual Meeting of Shareholders of Itron to be held at the principal executive offices of Itron, Inc. – in the Atrium, 2818 North Sullivan Road, Spokane, Washington, 99216, at 8:00 a.m., local time, on Thursday, May 6, 2004, with authority to vote upon the matters listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

IMPORTANT – PLEASE DATE AND SIGN ON THE OTHER SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

? Detach here from proxy voting card. ?

You can now access your Itron, Inc. account online.

Access your Itron, Inc. shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Itron, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status • View payment history for dividends

• View certificate history • Make address changes

• View book-entry information • Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

FOR the WITHHOLD AUTHORITY Nominees to Vote for the Nominees

FOR AGAINST ABSTAIN

1. ELECTION OF DIRECTORS 2. APPROVAL OF AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

Nominees: 01 Sharon L. Nelson 02 Thomas S. Glanville

Shares represented by this proxy will be voted as directed by the shareholder

03 LeRoy D. Nosbaum in the space provided. If no direction is given, this proxy will be voted “FOR” both matters.

The Board of Directors recommends a vote “FOR” the Adoption of matter 2.

WITHHOLD for the following nominee(s) only (write the name(s) of the nominee(s) in the space below):

I plan to attend the Annual Meeting

Signature Signature Date:

Please sign exactly as your name appears on your stock certificate. Attorneys, trustees, executors and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc., and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

? Detach here from proxy voting card ?

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Internet http://www.eproxy.com/itri Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. OR Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. OR Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. You can view the Annual Report and Proxy Statement on the internet at www.itron.com PLEASE VOTE Internet http://www.eproxy.com/itri Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. OR Telephone 1-800-435-6710 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. OR Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. You can view the Annual Report and Proxy Statement on the internet at www.itron.com PLEASE VOTE